UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2011

EXTERRAN PARTNERS, L.P.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2011, Michael J. Aaronson resigned as Vice President and Chief Financial Officer of Exterran GP LLC, effective November 16, 2011.  Exterran GP LLC is the general partner of Exterran General Partner, L.P., which is the general partner of Exterran Partners, L.P. (“us” or “our”).   In addition, Mr. Aaronson resigned, effective November 16, 2011, as a member of the board of directors (the “Board”) of Exterran GP LLC.

In connection with Mr. Aaronson’s resignation, on October 28, 2011, the Board appointed J. Michael Anderson as Chief Financial Officer of Exterran GP LLC, to be effective November 16, 2011 immediately following the effectiveness of Mr. Aaronson’s resignation.

Mr. Anderson, 49, was elected Senior Vice President of Exterran GP LLC in June 2006, and was appointed as a director of Exterran GP LLC in October 2006. He also serves as Senior Vice President, Chief Financial Officer and Chief of Staff of Exterran Holdings, Inc. (“Exterran”), the indirect owner of Exterran GP LLC. Prior to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. (“Universal”) to form Exterran, Mr. Anderson was Senior Vice President and Chief Financial Officer of Universal, a position he assumed in March 2003. Mr. Anderson held various positions with Azurix Corp. (a water and wastewater utility and services company), primarily as the company’s Chief Financial Officer and later as Chairman and Chief Executive Officer. Prior to that time, he spent ten years in the Global Investment Banking Group of J.P. Morgan Chase & Co. (a financial services company), where he specialized in merger and acquisitions advisory services. Mr. Anderson also serves as an officer and director of certain other Exterran majority-owned subsidiaries. Mr. Anderson holds a BBA in finance from Texas Tech University and an MBA in finance from The Wharton School of the University of Pennsylvania.

Mr. Anderson will receive compensation for his service as Chief Financial Officer of Exterran GP LLC at the amounts previously disclosed for his current position in Exterran’s annual proxy statement. Under the terms of our omnibus agreement with Exterran, we will be allocated a portion of Mr. Anderson’s compensation cost to reimburse Exterran for the service he will provide to us as Chief Financial Officer of Exterran GP LLC, which we intend to disclose in our annual report on Form 10-K. Neither we nor Exterran GP LLC has any form of employment agreement with Mr. Anderson, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Anderson and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Anderson and any executive officer or director of Exterran GP LLC, Exterran General Partner, L.P. or us.

Item 8.01                      Other Events

A copy of Mr. Aaronson’s resignation letter is furnished as Exhibit 99.1 to this report.

On November 2, 2011, we issued a press release announcing the departure of Mr. Aaronson and the appointment of Mr. Anderson as Chief Financial Officer.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

99.1	Resignation letter of Michael J. Aaronson

99.2	Press release of Exterran Partners, L.P., dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

November 2, 2011	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel

Exhibit Index

99.1	Resignation letter of Michael J. Aaronson

99.2	Press release of Exterran Partners, L.P., dated November 2, 2011